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                                                                    EXHIBIT 4.12

NEITHER THIS SECURITY NOR THE SHARES OF STOCK ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. NEITHER THIS SECURITY NOR THE SHARES OF STOCK ISSUED UPON CONVERSION HEREOF MAY BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (B) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (C) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY OR SUCH SHARES IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

PURSUANT TO THE NOTE AGREEMENT PURSUANT TO WHICH THIS SECURITY WAS ISSUED (THE "AGREEMENT"), INDEBTEDNESS UNDER THIS SECURITY IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR OBLIGATIONS (AS DEFINED IN THE AGREEMENT) OF THE COMPANY ON THE TERMS SET FORTH IN THE AGREEMENT, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY UPON REQUEST OF THE HOLDER HEREOF.

                                STEREOTAXIS, INC.

                               8% CONVERTIBLE NOTE
                               Due August 1, 2006

$2,000,000                                                         August 1,2003
                                                             St. Louis, Missouri

         1. General. Stereotaxis, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of Siemens Aktiengesellschaft (the "Holder") the principal sum of Two Million Dollars ($2,000,000), on the date that is three years from the date hereof (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts, and to pay interest on the unpaid balance of the principal hereof from the date hereof, at the rate of eight percent (8%) per annum, in like coin or currency, on the Maturity Date (subject to Section 5 below); all payments of principal and interest on this Note to be made at the offices of the attorneys of the Company, Bryan Cave LLP, One Metropolitan Square, St. Louis, Missouri 63102. In the event that the principal amount of this Note is not paid in full when such amount becomes due and payable, interest at the rate of ten percent (10%) (the "Default Rate") shall continue to accrue on the balance of any unpaid principal until such balance is paid.

         This Note is issued in connection with that certain Open Architecture Letter Agreement between the Company and the Holder, dated as of May 28, 2003, as the same may from time to time be amended, modified or supplemented (the "Agreement"). The holder of this Note is subject to certain restrictions set forth in the Agreement and shall be entitled to certain rights and privileges set forth in the Agreement


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         2. Optional Prepayment. The Company may at any time, prepay the unpaid principal amount of this Note, or any part thereof, without penalty or premium, but with interest accrued to the date fixed for prepayment. Notice of prepayment shall be given by the Company by mail and shall be mailed to the holder of this Note not less than 30 days prior to the date fixed for prepayment. Upon giving of notice of prepayment as aforesaid, this Note (or the portion thereof to be prepaid, as the case may be) shall on the prepayment date specified in such notice become due and payable; and from and after the prepayment date so specified (unless the Company shall default in making such prepayment) interest on this Note (or the portion thereof to be prepaid, as the case may be) shall cease to accrue and, on presentation and surrender hereof to the Company for cancellation, this Note (or the portion thereof to be prepaid as the case may be) shall be paid by the Company at the prepayment price aforesaid.

         3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

                  (i) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default; or

                  (ii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

                   (iii) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty
     (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

                  At any time that the unpaid principal balance of this Note, together with all accrued and unpaid interest owing thereon, shall have become due and payable in full pursuant to this Section 3, the aggregate of all such sums shall thereafter bear interest, both before and after judgment, at the Default Rate until such sums have been paid. In such event, all payments made thereafter shall be applied first to unpaid interest hereon, then to the principal of this Note.


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

         4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

         4.1 Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

         4.2 Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note.

         4.3 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

         4.4 Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 4.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be


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deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 4 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

         4.5 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4.

         5. Conversion.

         5.1 Automatic Conversion. The entire principal amount of this Note, together with all accrued but unpaid interest owing thereon, shall be automatically converted into shares of Common Stock at the Conversion Price (as hereinafter defined) at the time in effect immediately prior to the closing of a firmly underwritten public offering pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Act"), with aggregate gross proceeds in excess of $20,000,000 (a "Qualified IPO"). The "Conversion Price" shall be equal to the gross per share proceeds to the Company of the Common Stock in such Qualified IPO, prior to deduction of underwriting commissions and discounts.

         5.2 Notice of Conversion. If this Note is automatically converted, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the conversion to be effected, specifying the Conversion Price, the principal amount of the Note to be converted, the amount of accrued interest to be converted, the date on which such conversion will occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated, the Note.

         5.3 Delivery of Stock Certificates. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

         5.4 Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal or interest that is not so converted, such payment to be in the form as provided below. Upon the conversion of this Note pursuant to Section 5.1 above, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by the Agreement and applicable state and federal


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

 securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. In the event of any conversion of this Note pursuant to Section 5.1 above, such conversion shall be deemed to have been made immediately prior to the closing of the issuance and sale of such Common Stock and on and after such date the Holder of this Note entitled to receive the shares of such Common Stock issuable upon such conversion shall be treated for all purpose as the record Holder of such shares. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Holder, within ten (10) days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

         6.  Notice of Certain Events; Reservation of Common Stock.

         6.1 Notices of Record Date, etc. In the event of:

         6.1.1 Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

         6.1.2 Any voluntary or involuntary dissolution, liquidation or winding up of the Company,

the Company will mail to the holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective.

         6.2 Reservation of Stock Issuable Upon Conversion. The Company shall, at a reasonable time prior to effecting a Qualified IPO, reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note a number of its shares of Common Stock as shall be sufficient to effect the conversion of the Note, based on the good faith estimate of the Company; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the holder of this Note, the Company will use its reasonable efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         7. Assignment. Subject to the restrictions on transfer described in
Section 9 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         8. Waiver and Amendment. Any provision of this Note may be amended,


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waived or modified upon the written consent of the Company and the Holder.

         9. Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 9 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         10. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

         11. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

         12. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws.


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         IN WITNESS WHEREOF, the Company has caused this Note to be issued this
1st day of August, 2003,


                                             STEREOTAXIS, INC.



                                             By  /s/ Nicola Young
                                                 ---------------------------
                                             Name: Nicola Young
                                             Title: CFO

    Name of Holder: Siemens Aktiengesellschaft



    Address:
            --------------------------------

            --------------------------------

            --------------------------------


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